Exhibit 10.2

FIRST AMENDMENT TO ADVISORY AGREEMENT
THIS FIRST AMENDMENT TO THE ADVISORY AGREEMENT (this “Amendment”) dated as of June 30, 2015, with an effective date of April 1, 2015, is among CAREY WATERMARK INVESTORS 2 INCORPORATED, a Maryland corporation ("CWI 2"), CWI 2 OP, LP, a Delaware limited partnership of which CWI 2 is the general partner (the "Operating Partnership"), and CAREY LODGING ADVISORS, LLC, a Delaware limited liability company (the "Advisor").
W I T N E S S E T H:
WHEREAS, CWI 2, the Operating Partnership and the Advisor have entered into that certain Advisory Agreement, dated as of February 9, 2015 (as amended, modified or supplemented, the “Agreement”); and
WHEREAS, CWI 2, the Operating Partnership and the Advisor have agreed to amend the Agreement in accordance with the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
2.    Expenses.
a.    Subsection 10(b) of the Agreement is hereby deleted in its entirety and replaced by the following:
(b)    Expenses described in clause (xvii) of Section 10(a) and any other expenses described in Section 10(a) that are shared expenses of CWI 2 and CWI 1, shall be allocated between them based upon the percentage that CWI 2's or CWI 1's, as applicable, total pro rata hotel revenues for the most recently completed quarter represent of the combined total pro-rata hotel revenues for such period of CWI 2 and CWI 1, or such other methodology as may be approved by the Board (including a majority of the Independent Directors). No reimbursement shall be made for the cost of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate transaction fee.
3.    Term; Termination of Agreement.
a.    Section 16 of the Agreement is hereby deleted in its entirety and replaced by the following:
16.    Term; Termination of Agreement. This Agreement, as amended and restated, shall continue in force until December 31, 2015 or until 60 days after the date on which the Independent Directors shall have notified the Advisor of their determination either to renew this Agreement for an additional one-year period or terminate this Agreement, as required by the Articles of Incorporation.
4.    No Further Modification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.
5.    Representations and Warranties. CWI 2, the Operating Partnership and the Advisor each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of CWI 2, the Operating Partnership and the Advisor, respectively, is duly authorized to do so.
6.    Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.
7.    Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Advisory Agreement as of the day and year first above written.

CAREY WATERMARK INVESTORS INCORPORATED

By:	/s/ Susan C. Hyde
Name: Susan C. Hyde
Title: Managing Director and Secretary

CWI OP, LP
By:	CAREY WATERMARK INVESTORS INCORPORATED, its general partner

By:	/s/ Hisham A. Kader
Name: Hisham A. Kader
Title: Chief Financial Officer and
Accounting Officer

CAREY LODGING ADVISORS, LLC
By:	CAREY ASSET MANAGEMENT CORP.,
its sole member

By:	/s/ Thomas E. Zacharias
Name: Thomas E. Zacharias
Title: Managing Director and Chief Operation Officer